Exhibit 99.1

Datadog Announces Third Quarter 2026 Financial Results

November 4, 2026

Third quarter revenue grew 35% year-over-year to $1.20 billion
Robust growth of larger customers, with about 4,860 $100k+ ARR customers, up from about 4,060 a year ago
Launched Scout 1.0, Datadog's first specialized model, now powering Bits Investigation

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the leading AI-powered observability and security platform, today announced financial results for its third quarter ended September 30, 2026.
"Datadog delivered a strong third quarter, with 35% year-over-year revenue growth, $290 million in operating cash flow, and $251 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog. "We are seeing strong adoption across our platform as customers scale their digital operations and use of AI."
Pomel added, "We are innovating rapidly, including developing specialized AI models through our AI Research team, to help customers manage growing complexity and move towards autonomous operations."
Third Quarter 2026 Financial Highlights:
•Revenue was $1.20 billion, an increase of 35% year-over-year.
•GAAP operating income was $75 million; GAAP operating margin was 6%.
•Non-GAAP operating income was $334 million; non-GAAP operating margin was 28%.
•GAAP net income per diluted share was $0.32; non-GAAP net income per diluted share was $0.81.
•Operating cash flow was $290 million, with free cash flow of $251 million.
•Cash, cash equivalents, and marketable securities were $5.2 billion as of September 30, 2026.
Third Quarter & Recent Business Highlights:
•As of September 30, 2026, we had about 4,860 customers with ARR of $100,000 or more, an increase of 20% from about 4,060 as of September 30, 2025.
•Earned a Leader designation in the 2026 Forrester Wave for AIOps Platforms, for the second consecutive year. Datadog received the highest scores possible in eleven criteria including Innovation, Roadmap, and AI Governance.

•Introduced Scout 1.0, Datadog AI Research team's first specialized model for investigating production issues. Scout (in Preview) now powers Bits Investigation and achieves frontier-model performance at a fraction of the inference cost—enabling more frequent, earlier investigations that reduce on-call burden and accelerate incident response.
•Recognized as the "Company to Beat" for observability platforms in Gartner’s 2026 AI Vendor Race report, which assessed competitive positioning and market influence across the observability landscape.
Fourth Quarter and Full Year 2026 Outlook:
Based on information as of today, November 4, 2026, Datadog is providing the following guidance:
•Fourth Quarter 2026 Outlook:
◦Revenue between $1.19 billion and $1.20 billion.
◦Non-GAAP operating income between $280 million and $290 million.
◦Non-GAAP net income per share between $0.69 and $0.71, assuming approximately 379 million weighted average diluted shares outstanding.
•Full Year 2026 Outlook:
◦Revenue between $4.515 billion and $4.525 billion.
◦Non-GAAP operating income between $1.095 billion and $1.105 billion.
◦Non-GAAP net income per share between $2.73 and $2.75, assuming approximately 375 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the third quarter of 2026 and outlook for the fourth quarter and the full year 2026
•When: November 4, 2026 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the leading observability and security platform for the AI era, providing businesses with unified visibility across the technology stack to manage complexity at scale. It brings applications, infrastructure, data, models, and security into one place, using AI to detect and resolve issues before they impact customers. Trusted globally by Fortune 500 companies and high-growth AI leaders, Datadog enables businesses to move faster with clarity and confidence.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration, digital transformation and AI deployment, gross margins, operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, cash taxes, capital expenditures and capitalized software, and Datadog’s future financial performance, including its outlook for the fourth quarter and the full year 2026 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) risks associated with changing laws, regulations, and contractual obligations related to data privacy and security and (13) general market, political, economic, and business conditions including concerns about trade policies, tariffs, reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended

September 30, 2026 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) M&A transaction costs; (5) amortization of issuance costs; and (6) an assumed provision for income taxes based on our long-term projected tax rate. Non-GAAP financial measures prior to April 1, 2025 have not been adjusted for M&A transaction costs, as such costs were not material to our results of operations in such prior periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
M&A transaction costs. Datadog views acquisition-related expenses, such as transaction costs, as costs that are not necessarily reflective of operational performance during a period. In particular, Datadog believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.
Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,197,090	$885,651	$3,324,970	$2,473,964
Cost of revenue (1)(2)(3)	237,167	176,457	686,508	500,063
Gross profit	959,923	709,194	2,638,462	1,973,901
Operating expenses:
Research and development (1)(3)	491,570	401,982	1,404,836	1,130,525
Sales and marketing (1)(2)(3)	303,298	238,729	894,640	692,046
General and administrative (1)(3)(4)	90,349	74,292	251,498	205,059
Total operating expenses	885,217	715,003	2,550,974	2,027,630
Operating income (loss)	74,706	(5,809)	87,488	(53,729)
Other income:
Interest expense (5)	(3,235)	(2,421)	(9,609)	(8,459)
Interest income and other income, net	53,108	43,897	157,363	135,739
Other income, net	49,873	41,476	147,754	127,280
Income before provision for income taxes	124,579	35,667	235,242	73,551
Provision for income taxes	6,263	1,782	19,794	12,377
Net income	$118,316	$33,885	$215,448	$61,174
Net income per share - basic	$0.33	$0.10	$0.61	$0.18
Net income per share - diluted	$0.32	$0.10	$0.59	$0.18
Weighted average shares used in calculating net income per share:
Basic	358,617	348,645	356,067	346,012
Diluted	375,014	362,001	371,363	361,905

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$9,514	$8,038	$27,329	$21,472
Research and development	146,376	124,288	401,729	342,468
Sales and marketing	49,226	41,463	138,622	113,030
General and administrative	32,065	26,769	86,594	68,315
Total	$237,181	$200,558	$654,274	$545,285

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$2,056	$1,451	$4,648	$3,863
Sales and marketing	366	277	1,085	668
Total	$2,422	$1,728	$5,733	$4,531

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$270	$169	$850	$520
Research and development	13,522	8,177	46,009	29,578
Sales and marketing	2,626	1,480	8,153	4,409
General and administrative	2,443	1,061	8,488	6,010
Total	$18,861	$10,887	$63,500	$40,517

(4) Includes M&A transaction costs as follows:
General and administrative	$1,119	$—	$3,823	$1,373
Total	$1,119	$—	$3,823	$1,373

(5) Includes amortization of issuance costs as follows:
Interest expense	$1,050	$1,046	$3,146	$4,556
Total	$1,050	$1,046	$3,146	$4,556

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$881,230	$401,305
Marketable securities	4,352,357	4,073,531
Accounts receivable, net of allowance for credit losses of $29,260 and $19,292 as of September 30, 2026 and December 31, 2025, respectively	793,977	741,262
Deferred contract costs, current	94,735	76,022
Prepaid expenses and other current assets	108,995	90,160
Total current assets	6,231,294	5,382,280
Property and equipment, net	438,173	338,093
Operating lease assets	229,256	214,674
Goodwill	706,644	530,568
Intangible assets, net	19,736	14,968
Deferred contract costs, non-current	157,958	126,708
Other assets	55,967	36,553
TOTAL ASSETS	$7,839,028	$6,643,844
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$266,417	$148,791
Accrued expenses and other current liabilities	228,610	209,595
Operating lease liabilities, current	46,177	39,369
Deferred revenue, current	1,235,133	1,193,646
Total current liabilities	1,776,337	1,591,401
Operating lease liabilities, non-current	274,462	256,187
Convertible senior notes, net, non-current	986,595	983,449
Deferred revenue, non-current	65,081	68,711
Other liabilities	20,741	11,890
Total liabilities	3,123,216	2,911,638
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	4,383,737	3,579,010
Accumulated other comprehensive (loss) income	(21,165)	15,404
Retained earnings	353,237	137,789
Total stockholders’ equity	4,715,812	3,732,206
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,839,028	$6,643,844

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$118,316	$33,885	$215,448	$61,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,790	15,048	58,202	39,125
Accretion of discounts on marketable securities	(12,743)	(10,855)	(37,103)	(32,152)
Amortization of issuance costs	1,050	1,046	3,146	4,556
Amortization of deferred contract costs	23,827	17,231	66,229	48,061
Stock-based compensation, net of amounts capitalized	237,181	200,558	654,274	545,285
Non-cash lease expense	9,749	9,060	28,339	26,450
Allowance for credit losses on accounts receivable	8,510	3,967	19,104	12,382
Loss on disposal of property and equipment	1,226	1,314	2,894	2,146
Changes in operating assets and liabilities:
Accounts receivable, net	24,858	50,559	(70,917)	38,887
Deferred contract costs	(44,141)	(32,718)	(116,191)	(78,538)
Prepaid expenses and other current assets	(2,737)	(13,116)	(17,912)	(12,036)
Other assets	(4,551)	(162)	(7,028)	(3,200)
Accounts payable	(50,416)	(61,341)	104,704	24,299
Accrued expenses and other liabilities	(3,633)	30,010	(535)	32,408
Deferred revenue	(37,335)	6,984	37,792	14,219
Net cash provided by operating activities	289,951	251,470	940,446	723,066
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(787,465)	(795,593)	(3,224,925)	(2,517,372)
Maturities of marketable securities	984,455	631,163	2,629,158	1,884,273
Proceeds from sale of marketable securities	(3)	(11)	323,086	13,125
Purchases of property and equipment	(10,872)	(16,786)	(32,119)	(40,686)
Capitalized software development costs	(28,445)	(20,732)	(89,897)	(58,684)
Cash paid for acquisition of businesses; net of cash acquired	(3,299)	(192)	(115,609)	(117,282)
Net cash provided by (used in) investing activities	154,371	(202,151)	(510,306)	(836,626)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,368	1,271	14,833	4,629
Proceeds for issuance of common stock under the employee stock purchase plan	—	—	39,067	28,578
Proceeds from issuance of 2029 Convertible Senior Notes, net of issuance costs	—	—	—	(190)
Repayments of 2025 Convertible Senior Notes	—	—	—	(635,547)
Net cash provided by (used in) financing activities	2,368	1,271	53,900	(602,530)

Effect of exchange rate changes on cash and cash equivalents	(417)	982	(4,115)	9,709

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	446,273	51,572	479,925	(706,381)
CASH AND CASH EQUIVALENTS—Beginning of period	434,957	489,030	401,305	1,246,983
CASH AND CASH EQUIVALENTS—End of period	$881,230	$540,602	$881,230	$540,602

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$959,923	$709,194	$2,638,462	$1,973,901
Plus: Stock-based compensation expense	9,514	8,038	27,329	21,472
Plus: Amortization of acquired intangibles	2,056	1,451	4,648	3,863
Plus: Employer payroll taxes on employee stock transactions	270	169	850	520
Non-GAAP gross profit	$971,763	$718,852	$2,671,289	$1,999,756
GAAP gross margin	80%	80%	79%	80%
Non-GAAP gross margin	81%	81%	80%	81%

Reconciliation of operating expenses
GAAP research and development	$491,570	$401,982	$1,404,836	$1,130,525
Less: Stock-based compensation expense	(146,376)	(124,288)	(401,729)	(342,468)
Less: Employer payroll taxes on employee stock transactions	(13,522)	(8,177)	(46,009)	(29,578)
Non-GAAP research and development	$331,672	$269,517	$957,098	$758,479

GAAP sales and marketing	$303,298	$238,729	$894,640	$692,046
Less: Stock-based compensation expense	(49,226)	(41,463)	(138,622)	(113,030)
Less: Amortization of acquired intangibles	(366)	(277)	(1,085)	(668)
Less: Employer payroll taxes on employee stock transactions	(2,626)	(1,480)	(8,153)	(4,409)
Non-GAAP sales and marketing	$251,080	$195,509	$746,780	$573,939

GAAP general and administrative	$90,349	$74,292	$251,498	$205,059
Less: Stock-based compensation expense	(32,065)	(26,769)	(86,594)	(68,315)
Less: Employer payroll taxes on employee stock transactions	(2,443)	(1,061)	(8,488)	(6,010)
Less: M&A transaction costs	(1,119)	—	(3,823)	(1,373)
Non-GAAP general and administrative	$54,722	$46,462	$152,593	$129,361

Reconciliation of operating (loss) income and operating margin
GAAP operating income (loss)	$74,706	$(5,809)	$87,488	$(53,729)
Plus: Stock-based compensation expense	237,181	200,558	654,274	545,285
Plus: Amortization of acquired intangibles	2,422	1,728	5,733	4,531
Plus: Employer payroll taxes on employee stock transactions	18,861	10,887	63,500	40,517
Plus: M&A transaction costs	1,119	—	3,823	1,373
Non-GAAP operating income	$334,289	$207,364	$814,818	$537,977
GAAP operating margin	6%	(1)%	3%	(2)%
Non-GAAP operating margin	28%	23%	25%	22%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of net income
GAAP net income	$118,316	$33,885	$215,448	$61,174
Plus: Stock-based compensation expense	237,181	200,558	654,274	545,285
Plus: Amortization of acquired intangibles	2,422	1,728	5,733	4,531
Plus: Employer payroll taxes on employee stock transactions	18,861	10,887	63,500	40,517
Plus: M&A transaction costs	1,119	—	3,823	1,373
Plus: Amortization of issuance costs	1,050	1,046	3,146	4,556
Non-GAAP net income before non-GAAP tax adjustments	$378,949	$248,104	$945,924	$657,436
Income tax effects and adjustments (1)	74,632	50,694	183,006	128,284
Non-GAAP net income after non-GAAP tax adjustments	$304,317	$197,410	$762,918	$529,152
Net income per share before non-GAAP tax adjustments - basic	$1.06	$0.71	$2.66	$1.90
Net income per share before non-GAAP tax adjustments - diluted	$1.01	$0.69	$2.55	$1.82

Net income per share after non-GAAP tax adjustments - basic	$0.85	$0.57	$2.14	$1.53
Net income per share after non-GAAP tax adjustments - diluted	$0.81	$0.55	$2.05	$1.46

Shares used in non-GAAP net income per share calculations:
Basic	358,617	348,645	356,067	346,012
Diluted	375,014	362,001	371,363	361,905

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$289,951	$251,470	$940,446	$723,066
Less: Purchases of property and equipment	(10,872)	(16,786)	(32,119)	(40,686)
Less: Capitalized software development costs	(28,445)	(20,732)	(89,897)	(58,684)
Free cash flow	$250,634	$213,952	$818,430	$623,696
Free cash flow margin	21%	24%	25%	25%

Contact Information
AJ Ljubich
Datadog Investor Relations
IR@datadoghq.com

Sabrina Morse
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.